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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements, as amended, pertaining to the Senior Notes on Form S-3(No. 333-88352) of White Mountains Insurance Group, Ltd. and Fund American Companies, Inc.; and the Folksamerica Holding Company 401(K) Savings and Investment Plan on Form S-8(No. 333- 82563), the Executive Bonus Plan of White Mountains on Form S-8(No. 333-89381), the Voluntary Deferred Compensation Plan of White Mountains on Form S-8(No. 333-89387), the White Mountains Long-Term Incentive Plan on Form S-8(No. 333-83206), the OneBeacon Insurance Savings Plan on Form S-8(No. 333-68438) and the OneBeacon Insurance Supplemental Plan on Form S-8(No. 333-68460) of White Mountains Insurance Group, Ltd. of our report dated February xx, 2005, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 1, 2005